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                                   EXHIBIT (n)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-46374 of First Funds on Form N-14 of our report dated August 2, 2002, appearing in the Annual Report of First Funds for the year ended June 30, 2002, in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.


/s/ Deloitte & Touche LLP


Denver, Colorado
April 14, 2003